Exhibit 99.1

CIG SERVICES, LLC

CIG Services, LLC (a development stage company) was founded in the State of Delaware on September 23, 2011. We are an Atlanta-based company and intend to develop and manage telecommunication towers in the US. We are a development stage company. Our financial statements for the period from September 23, 2011 (date of inception) to September 30, 2011 report no revenues and a net loss of $425 related to organizational costs.  Being a development stage company, we have very limited operating history.

Our principal office is located at Five Concourse Parkway, NE, Suite 3100, Atlanta, GA 30328. Our telephone number is (678) 332-5000 and our fax number is (678) 332-5050.  We were founded on September 23, 2011 under the laws of the state of Delaware. Our fiscal year end is December 31.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sole Director of

CIG Services, LLC

A Development Stage Company

Atlanta, Georgia

We have audited the accompanying balance sheet of CIG Services, LLC (a development stage company) (the “Company”) as of September 30, 2011 and the related statements of operations and cash flows for the period from September 23, 2011 (Inception) through September 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIG Services, LLC as of September 30, 2011 and the results of its operations and its cash flows for the period from September 23, 2011 (Inception) through September 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 5, 2011

BALANCE SHEET CIG SERVICES, LLC (A DEVELOPMENT STAGE COMPANY)
SEPTEMBER 30, 2011
ASSETS
Current Assets
Cash and cash equivalents	$ -
Total current assets	-
Total assets	$ -

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$ 425
Total current liabilities	425
Total liabilities	425

Equity
Deficit accumulated during the development stage	(425)
Total equity	(425)
Total liabilities and equity	$ -

The accompanying notes are an integral part of these financial statements.

CIG SERVICES, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
SEPTEMBER 23, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011
Revenues	$ -

Operating expenses:
General and administrative expenses	425
Total expenses	425

Net loss	$ (425)

The accompanying notes are an integral part of these financial statements.

CIG SERVICES, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
SEPTEMBER 23, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (425)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	425
Net Cash Used in Operating Activities	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-
CASH AND CASH EQUIVALENTS - beginning of period	-
CASH AND CASH EQUIVALENTS - end of period	$ -

The accompanying notes are an integral part of these financial statements.

CIG SERVICES, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS

CIG Services, LLC (the “Company”) was formed in the state of Delaware on September 23, 2011. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification 915-205 "Development-Stage Entities.”  Since inception through September 30, 2011, the Company has not generated any revenue and has accumulated losses of $425. The Company is an Atlanta-based company and intends to develop and manage cell phone towers in the United States.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Development stage

The Company complies with Statement of Financial Accounting Standard ASC 915-15 for its characterization of the Company as a development stage entity.

Litigation

The Company is not currently a party to any legal proceedings.

Recently issued accounting pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3. STOCKHOLDERS’ EQUITY

As of October 5, 2011, no stock has been subscribed to or issued. As of the date of this report, October 5, 2011, there are no contracts or other commitments.

NOTE 4. SUBSEQUENT EVENTS

On October 7, 2011, CIG Services was acquired by Cyber Supply, Inc. in a transaction accounted for as a reverse merger.